Exhibit 10.2

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Modification”) is entered into as of March 25, 2010, by and between the lender(s) listed on Exhibit A (“Lender”) and the borrower(s) and guarantor(s) listed on Exhibit A. References in this Modification to “Lender” and “Borrower” shall be construed to mean and refer to each Lender and each Borrower, respectively, as defined on Exhibit A. References in this Modification to “Guarantor” shall be construed to mean and refer to, collectively, Supertel REIT, Supertel Hospitality and Supertel LP, all as defined on Appendix 1 hereto.

PRELIMINARY STATEMENT

A. In connection with the Loan described on Exhibit A, the Borrower entered into one or more loan agreements with Lender (as previously amended and modified, collectively, the “Loan Agreement”). The Loan is evidenced by one or more promissory notes (as previously amended and modified, collectively, the “Note”). The Loan Agreement, the Note and the other documents and instruments currently evidencing and securing the Loan are referred to collectively as the “Current Loan Documents.” The Current Loan Documents, as modified by this Modification, are referred to as the “Loan Documents,” and references in the Current Loan Documents and this Modification to the “Loan Documents,” or any of them, shall be deemed to be a reference to such Loan Documents, as modified by this Modification. The Loans and Current Loan Documents associated with each Loan are referred to and referenced to the number of the Loan on Exhibit A (e.g., the Loan and Current Loan Documents associated with Loan 1 are referred to as “Loan 1” and the “Current Loan 1 Documents” and so forth for each of the various Loans). It is understood and agreed that the term “Current Loan Documents” includes each Unconditional Guaranty of Payment and Performance executed by Supertel REIT and Supertel Hospitality with respect to Loan 1 through Loan 10 and by Supertel LP with respect to Loan 5.

B. Borrower has advised Lender that, absent changes to definitions and levels of certain financial covenants, Borrower anticipates that it will become in default of certain of its financial covenant obligations under the Current Loan Documents.

C. Borrower has requested that Lender modify the Loan and the Current Loan Documents as provided in this Modification and Lender is willing to do so, subject to the terms and conditions set forth in this Modification.

D. Capitalized terms used in this Modification not defined herein or on Appendix 1 hereto shall have the meanings given to those terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Accuracy of Preliminary Statement and Exhibit A; Principal Balance Outstanding; Prior Modifications.

(a) Borrower acknowledges the accuracy of the Preliminary Statement and the parties agree that the Preliminary Statement is a part of this Modification. Borrower also acknowledges and agrees that the information set forth on Exhibit A is complete and correct, including the principal indebtedness. As used in this Modification, “Event of Default” means any event or circumstance that is continuing and that, after the giving of notice, or the passage of time (including applicable cure periods), or both, constitutes an “event of default” under any of the Loan Documents, including this Modification, unless otherwise waived in writing by Lender.

(b) The parties agree and acknowledge that the Loan Documents have previously been modified by the following (hereinafter collectively referred to as the “Previous Modifications”): (i) a Loan Modification Agreement dated December 1, 2007, (ii) a Global Amendment and Consent dated as of

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March 31, 2009 (the “Global Amendment”), (iii) a Loan Modification Agreement dated as of September 30, 2009 (entered into among GE and Supertel LP, together with Supertel Hospitality and Supertel REIT as guarantors), (iv) a Loan Modification Agreement dated as of September 30, 2009 (entered into among GECC and South Bend, LLC, together with Supertel Hospitality, Supertel REIT and Supertel LP as guarantors) and (iii) a letter agreement executed in November 2009 (the “Letter Modification”).

2. Modification of Current Loan Documents. In addition to any and all other modifications made by this Modification, the Current Loan Documents relating to the Loan are further modified as follows:

(a) Prepayment Fee Deferral. Lender agrees to defer the Prepayment Fee payable under the Loan Documents with respect to any prepayment of the Loan by Borrower with the proceeds of the sale of real and personal property at any Masters Inn Hotel (Loan 4). Each such Loan prepayment is hereinafter referred to as a “Prepaid Loan” and the cumulative amount of deferred Prepayment Fees is hereinafter referred to as the “Deferred Charges.” The Lender’s agreement to defer Prepayment Fees is conditioned upon the following: (i) no event or circumstance shall have occurred and be continuing, that, with the giving of notice or the passage of time, or both, would be an Event of Default under any of the Loan Documents at the time of the Prepaid Loan, (ii) Lender’s agreement to defer Prepayment Fees applies only to prepayments from the proceeds of Borrower’s sale of any Masters Inn Hotel pledged to secure the Loan and (iii) Borrower shall have remitted to Lender as a Prepaid Loan the Prepaid Loan Amount (as defined on Appendix 1) for the Masters Inn Hotel Site sold. All Deferred Charges shall be subject to a Deferral Fee (as set out below) and the entire amount of unpaid Deferred Charges shall be due and payable on January 1, 2012.

(b) Deferral Fee. Borrower agrees to pay Lender a per annum fee in advance equal to five percent (5%) of the amount of the then aggregate Deferred Charges on each Prepaid Loan (each, a “Deferral Fee”). Deferral Fees shall be payable for each Prepaid Loan as follows:

(i) for any Prepaid Loan occurring during calendar year 2010, (A) at the time of the Prepaid Loan, a pro rata portion of the Deferral Fee based upon the ratio calculated as the remaining days in the year 2010 divided by 360 days and (B) the remainder of the Deferral Fee on January 1, 2011; and

(ii) for any Prepaid Loan occurring during calendar year 2011, at the time of the Prepaid Loan, a pro rata portion of the Deferral Fee shall be paid based upon the ratio calculated as the remaining days in the year 2011 divided by 360 days.

(c) Financial Covenant Change. The financial covenant identified in Section 6.J. of each Loan Agreement shall be amended and restated for the period set forth below, after which the financial covenants will revert to the provisions set forth in the Loan Agreement (as modified by the Previous Modifications):

Covenant	Period	Modified Covenant Level
Fixed Charge Coverage Ratio (“FCCR”) Covenant	October 1, 2009 through December 31, 2011	Replaced by EBITDA covenant set out below

For the quarter ended December 31, 2009 and the fiscal years ending December 31, 2010 and 2011 only, the required FCCR ratio is replaced by a required minimum Total Adjusted EBITDA (as defined on Appendix 1) amount measured as of the end of each fiscal quarter (each, a “Required Minimum EBITDA Amount”). The Required Minimum EBITDA Amount for the quarter ended December 31, 2009 and each of the quarters ending

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March 31, 2010 through December 31, 2011 shall be $3,900,000. The Required Minimum EBITDA Amount for any fiscal quarter end after the sale of a one or more Sites shall be reduced by the same percentage as each such Site’s Total Adjusted EBITDA bears to the Total Adjusted EBITDA for all Sites, provided that (i) in no event shall the sale of a Site reduce Total Adjusted EBITDA by more than ten percent (10%), (ii) no event or circumstance shall have occurred and be continuing, that, with the giving of notice or the passage of time, or both, would be an Event of Default under any of the Loan Documents, (iii) all net sale proceeds of a Site shall be applied by Borrower to reduce the indebtedness of Borrower to Lender (other than Deferred Charges) (with respect to such Site and, to the extent of any remaining net sale proceeds, to reduce indebtedness to Lender on one or more other Sites) and (iv) in no event shall Lender release its lien on a Site for less than Lender’s allocated loan amount to that Site. For all fiscal quarters commencing January 1, 2012, Borrower will be required to meet the FCCR Covenant requirements as specified in the Global Amendment.

(d) Amendment to Supertel Hospitality Guaranty. The Supertel Hospitality Guaranty is hereby amended as follows:

(i) The term “Borrower” as defined in Section 1 and Exhibit A of the Supertel Hospitality Guaranty is amended to mean, collectively, Supertel Limited Partnership, a Virginia limited partnership, and SPPR - South Bend, LLC, a Delaware limited liability company.

(ii) The first, second and third sentences of Section 6 are hereby replaced in their entirety with the following:

Guarantor shall provide quarterly Debt Service Coverage covenant calculations to Lender commencing with the quarter ending March 31, 2009. The required Debt Service Coverage ratio for Supertel Hospitality, Inc. as of the end of the fiscal quarter ending December 31, 2009 and for each quarter period in fiscal years 2010 and 2011 shall be 1.05:1. For all fiscal quarters beginning in fiscal year 2012 and thereafter, the required Debt Service Coverage ratio will be 1.50:1. “Debt Service Coverage” shall mean, for the quarter ended December 31, 2009 and for each quarter period in the fiscal years ending December 31, 2010 and December 31, 2011 only, (A) the sum of Adjusted EBITDA, less any book gain on the sale of properties as reflected on Guarantor’s financial statements, plus any non-cash impairment charges, plus the proceeds of property sales net of costs of sale and retirement of debt allocated to the property sold, divided by (B) the sum of interest payments and payments of principal on amortizable debt scheduled to be paid during the fiscal quarter testing period. For all fiscal quarters beginning in fiscal year 2012 and thereafter, “Debt Service Coverage” shall mean Adjusted EBITDA divided by the sum of interest payments and payments of principal on amortizable debt scheduled to be paid during the fiscal quarter testing period. “EBITDA” shall mean earnings before interest, income taxes, depreciation and amortization . “Adjusted EBITDA” shall mean EBITDA plus minority interest and cash dividend distributions paid on preferred stock.

(e) Amendment to Supertel REIT Guaranty. The term “Borrower” as defined in Section 1 and Exhibit A of the Supertel REIT Guaranty is amended to mean, collectively, Supertel Limited Partnership, a Virginia limited partnership, and SPPR - South Bend, LLC, a Delaware limited liability company.

(f) Interest Rate Increases. Borrower acknowledges and ratifies the previous interest rate increases for the Loan set out on Exhibit B hereto.

(g) Cash Flow Sweep. Supertel Hospitality agrees that it shall calculate Excess Cash Flow as of the end of each calendar quarter and provide such calculations to Borrower. No later than the forty-fifth (45th) day after each quarter-end, Borrower shall remit any Excess Cash Flow to Lender, accompanied by a report signed by an authorized officer of the Borrower detailing the calculation of Excess Cash Flow for

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such quarter. Lender shall apply all payments of Excess Cash Flow received to the Deferred Charges in such order as Lender may determine in its sole discretion. Notwithstanding the foregoing, if there are no Deferred Charges outstanding, such payment of Excess Cash Flow to Lender as set forth in this Section 2(g) shall be suspended until any Deferred Charges are incurred.

(h) Certain Accounting Terms and Principles. Notwithstanding any other provision contained in this Modification or any of the other Loan Documents, all terms of an accounting or financial nature used in the Loan Documents shall be construed, all financial statements delivered pursuant to any of the Loan Documents shall be prepared, and all computations of financial covenants, including amounts and ratios, provided for in this Modification or any of the other Loan Documents shall be made without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of Borrower, Guarantor or any other party obligated under the Loan Documents or any Affiliate of any such party at “fair value,” as defined therein.

3. Borrower Representations, Warranties and Covenants. As additional consideration to and inducement for Lender to enter into this Modification, Borrower represents and warrants to and covenants with Lender as follows:

(a) Representations and Warranties. Borrower hereby reaffirms and restates each and all representations and warranties of Borrower in the Current Loan Documents as of the date of this Modification and such representations and warranties will continue to be accurate, complete and correct in all material respects (other than representations and warranties that relate to a specific date). The representations and warranties in this Modification are true, complete and correct in all material respects as of the date set forth above, will continue to be true, complete and correct in all material respects as of the consummation of the modifications contemplated by this Modification, and will survive such consummation.

(b) No Defaults. Borrower is not in default under any of the Loan Documents, nor has any event or circumstance occurred that is continuing that, with the giving of notice or the passage of time, or both, would be an Event of Default by Borrower under any of the Loan Documents.

(c) No Material Changes. There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender from Borrower or such other persons.

(d) No Conflicts; No Consents Required. Neither execution nor delivery of this Modification nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which Borrower may be bound. No consents, approvals or authorizations are required for the execution and delivery of this Modification by Borrower or for Borrower’s compliance with its terms and provisions.

(e) Claims and Defenses. Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents. Lender and its predecessors in interest have performed all of their obligations under the Loan Documents, and Borrower has no defenses, offsets, counterclaims, claims or demands of any nature which can be asserted against Lender or its predecessors in interest for damages or to reduce or eliminate all or any part of the obligations of Borrower under the Loan Documents.

(f) Validity. This Modification and the other Loan Documents are and will continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms except as enforceability may be limited by bankruptcy laws and general principles of equity.

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(g) Valid Existence, Execution and Delivery, and Due Authorization. Borrower validly exists under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Modification and to perform the Loan Documents. The execution and delivery of this Modification and the performance of the Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. This Modification has been duly executed and delivered on behalf of Borrower.

(h) Ratification of Current Loan Documents and Collateral. The Current Loan Documents, as modified by this Modification, are ratified and affirmed by Borrower and shall remain in full force and effect. Except to the extent, if any, specifically provided for in this Modification: (i) the liens of Lender on and security interests in any and all real or personal property (tangible or intangible) granted as security for the Loan shall continue in full force and effect and none of such property is or shall be released from such liens and security interests; and (ii) this Modification shall not constitute a waiver of any rights or remedies of Lender in respect of the Loan Documents.

(i) No Duress. Borrower has executed this Modification as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of Lender or any other party.

(j) Franchise Obligations. Borrower is not in default under any franchise agreement or any related area development or similar agreement (each a “Franchise Agreement”) that permits Borrower to operate and/or develop a franchised concept at any one or more locations where the Collateral is located. Without limiting the foregoing, Borrower is not in default under any Franchise Agreement or any agreement related thereto that obligates Borrower to purchase or lease additional furniture, fixtures or equipment or re-image or otherwise make material alterations or improvements to properties that are subject to a Franchise Agreement (together, “Re-imaging Obligations”). Borrower has sufficient working capital and cash flow to satisfy all Re-imaging Obligations that are currently due and all Re-imaging Obligations that will become due within the 12 month period following the date hereof.

4. Consent; Reaffirmation; and Acknowledgement. Guarantor (a) consents to the terms and conditions of this Modification and the Previous Modifications; and (b) reaffirms the Guaranty and confirms and agrees that, notwithstanding this Modification and consummation of the transactions contemplated thereby, including the release of any collateral, the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed, modified only to the extent that the guaranteed obligations are modified by this Modification and the Previous Modifications. Guarantor further acknowledges and agrees that the provisions for Deferred Charges in this Modification could result in an increase in the amounts due under the Loan Documents and Guarantor agrees that the amount of the Guaranty is also increased by the same amount.

5. Guarantor Representations and Warranties. Guarantor represents and warrants to Lender that:

(a) No Material Changes. There has been no material adverse change in the financial condition of Guarantor from the most recent financial statement received by Lender from Guarantor.

(b) Existing Representations and Warranties. Each and all representations and warranties of Guarantor in the Current Loan Documents are and will continue to be accurate, complete and correct.

(c) No Conflicts; No Consents Required. Neither execution nor delivery of this Modification nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is a party or by which Guarantor may be bound. No consents, approvals or authorizations are required for the execution and delivery of this Modification by Guarantor or for Guarantor’s compliance with its terms and provisions.

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(d) Claims and Defenses. Guarantor has no claims, counterclaims, defenses, or offsets against Lender or its predecessors in interest or with respect to any of its obligations or other liabilities under the Guaranty as a result of this Modifications or otherwise, any such claims, counterclaims, defenses or offsets being hereby waived and released.

(e) Validity. This Modification is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy laws and general principles of equity.

(f) Power and Authority. Guarantor has the full power, authority, capacity and legal right to execute and deliver this Modification and, with respect to each Guarantor that is an entity, the parties executing this Modification on behalf of such Guarantor are fully authorized and directed to execute the same to bind such Guarantor.

(g) No Duress. Guarantor has executed this Modification as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of Lender or any other party.

6. Fees and Costs. Contemporaneously with the execution and delivery of this Modification, Borrower will pay the following amounts to Lender, in addition to any other amounts required to be paid to Lender pursuant to this Modification: all out of pocket expenses incurred by Lender or any of its affiliates in connection with this Modification, including reasonable attorneys’ fees. Borrower has deposited $18,950 with Lender to be applied against such out of pocket expenses.

7. Conditions Precedent. The obligations of Lender to consummate the transactions contemplated by this Modification are subject to satisfaction of the following conditions precedent, each in the sole and absolute discretion of Lender:

(a) Borrower Performance. Borrower and any Guarantor have duly executed and delivered this Modification and Borrower has paid all fees and other amounts and performed all obligations required under this Modification to be paid and performed contemporaneously with the execution and delivery of this Modification.

(b) Representations and Warranties. The representations and warranties of Borrower and any Guarantor contained in this Modification and any other document or instrument expressly contemplated by this Modification shall be true and correct in all material respects.

(c) Existence and Authority. If requested by Lender, Borrower shall have provided Lender with evidence that Borrower and any Guarantor are in good standing under the laws of their state of formation and in each state in which any collateral for the Loan is located and that the person or persons executing this Modification on behalf of Borrower and any Guarantor are duly authorized to do so.

(d) No Default. No event or circumstance shall have occurred that is continuing, that, with the giving of notice or the passage of time, or both, would be an Event of Default under any of the Loan Documents.

(e) Lien Priority. Lender shall have received such UCC search results, title reports and title insurance endorsements as Lender shall reasonably require evidencing the continuing first priority of all of Lender’s liens in the collateral described in the Loan Documents.

(f) Insurance. Borrower shall have provided Lender with evidence satisfactory to Lender that all insurance required by the Loan Documents is in full force and effect.

The date that the Lender determines, in its sole discretion, that the conditions precedent set forth above are satisfied is referred to herein as the “Modification Effective Date”.

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8. Post-Default Waiver of Collateral Disposition Rights. Borrower and any Guarantor hereby waive (i) any and all rights that it may have to notification of disposition of collateral under Section 9-611 of the Uniform Commercial Code; (ii) any and all rights that it may have to require disposition of collateral under Section 9-620(e) of the Uniform Commercial Code; and (iii) any and all rights that it may have to the right to redeem the Collateral under Section 9-623 of the Uniform Commercial Code.

9. No Limitations. The description of the Loan Documents contained in this Modification is for informational and convenience purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Loan Documents. The description in this Modification of the specific rights of Lender shall not be deemed to limit or exclude any other rights to which Lender may now be or may hereafter become entitled to under the Loan Documents at law, in equity or otherwise.

10. Release. Borrower, each Guarantor, if any, together with their respective successors, assigns, affiliates, representatives, officers, directors, employees and other related persons (each such party, a “Releasing Party”) fully, finally and forever releases and discharges Lender and Lender’s successors, assigns, affiliates, representatives, officers, directors, employees and other related persons (each such party, a “Released Party”) from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity, that Releasing Party has or in the future may have, whether known or unknown against any Released Party (i) in respect of the Loan, this Modification, the other Loan Documents or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Modification. RELEASING PARTY EXPRESSLY WAIVES ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES, INCLUDING PROVISIONS SIMILAR TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”.

11. Receiver. Upon the occurrence, and during the continuance of an Event of Default, Lender may seek and obtain the appointment of a court-appointed receiver, regardless of the adequacy of Lender’s security, and Borrower and any Guarantor each hereby irrevocably consent to the appointment of such receiver. Any action or proceeding to obtain the appointment of a receiver may be brought any state or federal court having jurisdiction over Borrower or the Collateral and Borrower and any Guarantor each hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Borrower and Guarantor each hereby agree that the Receiver may enter upon and take possession and control of the Collateral and shall perform all acts necessary and appropriate to implement the order appointing such receiver. Borrower and Guarantor each hereby agree that Receiver shall have access to the books and records used in the operation and maintenance of the Borrower’s business and the Collateral. Lender shall not be liable to Borrower, anyone claiming under or through Borrower by reason of the appointment of a receiver or receiver’s actions or failure to act.

12. Inspections. Borrower shall permit representatives of Lender to visit and inspect any of the Collateral and the business offices of Borrower, to examine and make copies or extracts from the books and records of Borrower, and to discuss the affairs, finances and accounts thereof with, and to be advised as to the same by, its principal officers and the accountants of Borrower, at such reasonable times during business hours and at such intervals as Lender may desire. Borrower and any Guarantor release Lender and its officers, directors, employees and agents from any and all claims arising from Lender’s visitations, inspections and consultations conducted under this Section 12.

13. Limitation of Liability for Certain Damages. In no event shall Lender or any of other Released Party be liable to Borrower, any Guarantor or any other Releasing Party on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

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BORROWER AND EACH OTHER RELEASING PARTY HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON (AND BORROWER SHALL CAUSE EACH OF THE OTHER RELEASING PARTIES TO SO WAIVE, RELEASE, AND AGREE NOT TO SUE UPON) ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14. Governing Law. THE LAWS OF THE STATE OF ARIZONA (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MARRIED INDIVIDUAL SIGNING THIS AGREEMENT WHO IS NOT A RESIDENT OF THE STATE OF ARIZONA, THIS SECTION SHALL NOT BE A CONTRACTUAL CHOICE OF THE COMMUNITY PROPERTY LAWS OF THE STATE OF ARIZONA.

15. Jurisdiction and Service of Process.

(a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Arizona located in Maricopa County or of the United States for the District of Arizona, and Borrower, any Guarantor and any other Releasing Party accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Modification shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which property securing the Loan is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document. Lender, Borrower, any Guarantor and any other Releasing Party hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b) Service of Process. Borrower, any Guarantor and any other Releasing Party hereby irrevocably waive personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower and any Guarantor specified on the signature page hereto (and shall be effective when such mailing shall be effective, as provided therein). Borrower, any Guarantor and any other Releasing Party agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this subsection shall affect the right of Lender to serve process in any other manner permitted by applicable law.

(c) Non-Exclusive Jurisdiction. Nothing contained in this Section shall affect the right of Lender to serve process in any other manner permitted by applicable law or commence legal proceedings or otherwise proceed against any Borrower, any Guarantor or any Releasing Party in any other jurisdiction.

16. WAIVER OF JURY TRIAL. LENDER, BORROWER, ANY GUARANTOR AND ANY OTHER RELEASING PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS MODIFICATION, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

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17. Disclosure Authorization. Borrower and any Guarantor authorize each franchisor to disclose and release to Lender any and all information any of them may request from time to time regarding (a) any depository, loan or other credit account of Borrower and any Guarantor; (b) the status of each franchise agreement; (c) the affairs and financial condition of Borrower and any Guarantor; and (d) Borrower and any Guarantor’s respective business operations. Borrower and any Guarantor expressly authorizes Lender to perform background, credit, judgment, lien and other checks, searches, inspections and investigations and to obtain personal and business credit reports and asset reports with respect to Borrower and any Guarantor and to answer questions about their respective credit experience with Borrower and any Guarantor. The information obtained by the Lender pursuant to this paragraph, together with all other information which any of the Lender now possess or in the future may acquire with respect to Borrower and any Guarantor, the Collateral, or the business operations of Borrower, is referred to as the “Borrower Information.”

18. Permitted Disclosures. Borrower and any Guarantor authorize Lender to disclose Borrower Information as follows: (a) to each franchisor or licensor of Borrower and any Guarantor, upon written request by such franchisor or licensor, so long as such person executes a confidentiality agreement acceptable to Borrower if the Borrower Information includes any material non-public information; (b) to any proposed transferee, purchaser, assignee, servicer, participant, lender, investor, ratings agency, or other Person with respect to any proposed sale, assignment, or other transfer by Lender of any of its rights in the Loan Documents, including servicing rights, or sale or other disposition of any of the Collateral, so long as such person executes a confidentiality agreement acceptable to Borrower if the Borrower Information includes any material non-public information; (c) to any affiliate of Lender or any insurance or title company in connection with the transactions contemplated by the Loan Documents, including any action, suit, or proceeding arising out of, in connection with, or relating to, this Modification and the other Loan Documents, the Loan, or any other transaction contemplated hereby, including in connection with the exercise of Lender’s rights and remedies, so long as such person executes a confidentiality agreement acceptable to Borrower if the Borrower Information includes any material non-public information; (d) to the extent such information is or becomes available to Lender from sources not known by Lender to be subject to disclosure restrictions; (e) to the extent disclosure is required by applicable law or other legal process or is requested or demanded by any governmental authority; and (f) as may otherwise be authorized in writing by Borrower. Otherwise, Lender shall maintain the Borrower Information in confidence. Borrower and any Guarantor each agree that the disclosures permitted by this Section and any other disclosures of Borrower Information authorized pursuant to any of the Loan Documents may be made even though any such disclosure may involve the transmission or other communication of Borrower Information from the nation of residence or domicile of such Borrower and any Guarantor or Lender to another country or jurisdiction, and Borrower and any Guarantor waive the provisions of any data privacy law, rule, or regulation of any applicable governmental authority that would otherwise apply to the disclosures authorized in this Section.

19. Miscellaneous

(a) Entire Agreement; Change; Discharge; Termination or Waiver. The Current Loan Documents, as modified by this Modification, contain the entire understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements and understandings. The terms of Sections 17 and 18 of this Modification supersede the same or similar provisions in any previous Modification. No provision of the Loan Documents may be changed, discharged, supplemented, terminated or waived except in a writing signed by Lender and Borrower.

(b) Time of the Essence. Time is of the essence in this Modification.

(c) Binding Effect. The Loan Documents, as modified by this Modification, shall be binding upon, and inure to the benefit of, Borrower, any Guarantor and Lender and their respective successors and assigns.

(d) Further Assurances. Borrower and any Guarantor shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as reasonably required by Lender to carry out the intent of this Modification.

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(e) Counterpart Execution. This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document. Delivery of an executed signature page of this Modification by facsimile or e-copy transmission shall be as effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

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Executed and effective as of the date first set forth above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Marquette Welcome
Name:	Marquette Welcome
Its Authorized Signatory

BORROWER:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust,
Its General Partner

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Its:	President

BORROWER:

SPPR – SOUTH BEND, LLC, a Delaware limited liability company

By	SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership, its Manager

By	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust,
Its General Partner

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Its:	President

GEFF smartDocs Form 7001	Contract Nos: 31437, 32912, 32630, 32098,14724001
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GUARANTOR:

SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Its:	President

GUARANTOR:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Its:	President

GUARANTOR:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust,
Its General Partner

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Its:	President

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APPENDIX 1

Definitions

“Excess Cash Flow” means the amount by which Supertel Hospitality’s Debt Service Coverage (as defined in the Supertel Hospitality Guaranty) exceeds 1.75:1.

“FCCR Compliance Period” means two consecutive fiscal quarter periods during which Borrower is in compliance with a Fixed Charge Coverage Ratio level of not less than 1.3:1 before dividend payouts and 1.0:1 after divided payouts.

“GECC” means General Electric Capital Corporation, a Delaware corporation.

“Guaranty” means, collectively, the Supertel Hospitality Guaranty, the Supertel LP Guaranty and the Supertel REIT Guaranty.

“Loan 4 Sites” means the Sites securing Loan 4 as of any date of determination.

“Original Loan Allocation Amount” means the loan amount originally allocated to each Loan 4 Site as set forth on Exhibit C hereto.

“Prepaid Loan Amount” means an amount determined, on the date of the applicable prepayment, as (i) the percentage calculated as the Original Loan Allocation Amount of the Site sold divided by the total Original Loan Allocation Amounts for the Sites securing Loan 4 on the date of the prepayment, times (ii) the outstanding principal balance of Loan 4 on the date of the prepayment.

“Prepayment Fee” shall mean all “prepayment fees” and/or “prepayment premiums” as such terms are defined in the Note.

“South Bend, LLC” means SPPR - South Bend, LLC, a Delaware limited liability company.

“Supertel Hospitality” means Supertel Hospitality, Inc., a Virginia corporation.

“Supertel Hospitality Guaranty” means the Unconditional Guaranty of Payment and Performance executed by Supertel Hospitality dated as of March 16, 2009.

“Supertel LP” means Supertel Limited Partnership, a Virginia limited partnership.

“Supertel LP Guaranty” means the Unconditional Guaranty of Payment and Performance executed by Supertel LP dated as of March 16, 2009.

“Supertel REIT” means Supertel Hospitality REIT Trust, a Maryland real estate investment trust.

“Supertel REIT Guaranty” means the Unconditional Guaranty of Payment and Performance executed by Supertel REIT dated as of March 16, 2009.

“Total Adjusted EBITDA” means an amount equal to the “Section 6.J. Numerator” calculated in accordance with Section 6.J. and Exhibit B to the Loan Agreement (including the explanatory paragraphs of Exhibit B, and as modified by the Global Amendment) adjusted by the following to the extent any such amounts are included in the Section 6.J. Numerator: (i) any non-cash charges for impairment reserves shall be added back to the Section 6.J. Numerator amount and, (ii) any gains or losses on sale of property shall be added back to, or subtracted from, as applicable, the Section 6.J. Numerator. All items related to the Masters Inn Hotel Sites (Loan 4) shall be excluded from the “Section 6.J Numerator.”

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EXHIBIT A

	Borrower, guarantor or other credit party (collectively, the “Borrower”)	Loan Contract No. (collectively, the “Loan”)	Current Loan Holder (collectively “Lender”)	Principal Balance of Note as of February 1, 2010 after February payment (the Current Principal Balance”)
Loan 1	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	31437	GECC	$17,014,276.58

Loan 2	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	32098	GECC	$13,365,250.59

Loan 3	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	32630	GECC	$3,292,133.18

Loan 4	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	32912	GECC	$22,377,793.45

Loan 5	Borrower: South Bend, LLC Guarantors: Supertel LP, Supertel REIT and Supertel Hospitality	14724006	GECC	$5,314,112.12

Loan 6	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	14724001	GECC	$4,355,000.00

Loan 7	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	14724003	GECC	$3,380,000.00

Loan 8	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	14724004	GECC	$6,765,000.00

Loan 9	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	14724005	GECC	$1,100,000.00

Loan 10	Borrower: Supertel LP Guarantors: Supertel REIT and Supertel Hospitality	15005001	GECC	$2,470,000.00

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EXHIBIT B

INTEREST RATES

	Loan Contract No.	Interest Rate increase by Global Modification[1]	Interest Rate increase by Letter Modification[1]	Total Interest Rate Increase
Loan 1	31437	1.00%	.50%	1.50%

Loan 2	32098	1.00%	.50%	1.50%

Loan 3	32630	1.00%	.50%	1.50%

Loan 4	32912	1.00%	.50%	1.50%

Loan 5	14724006	1.00%	.50%	1.50%

Loan 6	14724001	1.00%	.50%	1.50%

Loan 7	14724003	1.00%	.50%	1.50%

Loan 8	14724004	1.00%	.50%	1.50%

Loan 9	14724005	1.00%	.50%	1.50%

Loan 10	15005001	1.00%	.50%	1.50%

[1]	Interest rate increase will be rescinded effective as of the first day of the third month following the last day of the FCCR Compliance Period

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EXHIBIT C

ORIGINAL LOAN ALLOCATION AMOUNTS (LOAN 4)

Masters Inns	Tuscaloosa, AL	2,977,303
Masters Inns	Seffner FL (East Tampa)	2,112,925
Masters Inns	East Tampa FL (Fairgrounds)	2,208,967
Masters Inns	Doraville, GA (Atlanta)	1,248,546
Masters Inns	Marietta, GA (Atlanta)	1,344,588
Masters Inns	Tucker, GA (Atlanta)	2,016,883
Masters Inns	Augusta, GA	720,315
Masters Inns	Garden City GA (Savannah)	1,920,841
Masters Inns	Mt Pleasant SC (Charleston)	3,697,618
Masters Inns	Charleston SC (North)	2,208,967
Masters Inns	Cayce SC (Columbia & I-26)	1,152,504
Masters Inns	Cayce SC (Columbia - Knox Ave)	768,336
		22,377,793

GEFF smartDocs Form 7001	Contract Nos: 31437, 32912, 32630, 32098,14724001
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